Exhibit 99.2

TRACK GROUP, INC. AND SUBSIDIARIES

SUMMARY OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 1, 2024, Track Group, Inc. (the “Company”) announced the entry into a Stock Purchase Agreement dated October 29, 2024, by and between the Company and Inversiones Santa Hortensia SpA, a stock corporation organized under the laws of Chile (“ISA”) (the “Agreement”), pursuant to which the Company agreed to sell to ISA all of the issued and outstanding shares of capital stock of Track Group – Chile SpA (“Track Group Chile”) beneficially owned by the Company (the “Shares”).  The purchase price of the Shares was $1.0 million USD, which amount will be paid at the closing of the transactions contemplated by the Agreement.

The following unaudited pro forma financial statements give effect to the sale of Track Group Chile and have been prepared in accordance with the Article 11 and Rule 8-05 of Regulation S-X. The unaudited pro forma balance sheet as of June 30, 2024, has been prepared assuming the sale of Track Group Chile was consummated as of such date. The unaudited pro forma statements of operations for nine months ended June 30, 2024, and the year ended September 30, 2023, have been prepared assuming that the sale of Track Group Chile occurred on October 1, 2022. The data presented in the columns labeled “Historical” is derived from the Company’s historical unaudited condensed consolidated balance sheets as of June 30, 2024, and the unaudited condensed consolidated statements of operations for the nine months ended June 30, 2024, and the audited consolidated statements of operations for the year ended September 30, 2023.

The unaudited condensed consolidated pro forma financial statements have been derived from the Company’s historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on information currently available and certain assumptions that the Company’s management believes are reasonable. The accompanying pro forma financial statements reflect the impact of events directly attributable to the Track Group Chile Transaction that are factually supportable and, for the purposes of the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Track Group Chile Transaction and related events occurred on the dates indicated or to project the Company’s financial performance for any future period. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with (i) the Company’s audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, as filed with the SEC on December 20, 2023, and (ii) the Company’s unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 9, 2024.

TRACK GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

	Historical (a)	Pro forma Adjustments for disposition	Notes	Unaudited Pro forma Combined
Assets
Current assets:
Cash	$1,924,394	$1,000,000	(b)	$2,924,394
Accounts receivable, net	4,682,297	(273,814)	(c)	4,408,483
Prepaid expense and deposits	822,764	(102,697)	(c)	720,067
Inventory, net	599,899	-		599,899
Other current assets	1,393,008	(1,393,008)	(c)	-
Total current assets	9,422,362	(769,519)		8,652,843
Property and equipment, net	65,033	(12,229)	(c)	52,804
Monitoring equipment, net	5,030,046	(380,148)	(c)	4,649,898
Intangible assets, net	14,181,072	-		14,181,072
Goodwill	7,876,014	-		7,876,014
Other assets, net	832,087	(361,069)	(c)	471,018
Total assets	$37,406,614	$(1,522,965)		$35,883,649

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,287,784	$(37,159)	(c)	$3,250,625
Accrued liabilities	2,301,967	(619,832)	(c)	1,682,135
Current portion of long-term debt	87,457	(87,457)	(c)	-
Total current liabilities	5,677,208	(744,448)		4,932,760
Long-term debt, net of current portion	42,781,510	-		42,781,510
Long-term liabilities	208,446	-		208,446
Total liabilities	48,667,164	(744,448)		47,922,716

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 shares outstanding	1,186	-		1,186
Preferred stock, $0.0001 par value: 20,000,000 shares authorized; 0 shares outstanding	-	-		-
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-		-
Paid in capital	302,600,546	-		302,600,546
Accumulated deficit	(312,383,090)	(1,245,017)	(d)	(313,628,107)
Accumulated other comprehensive income (loss)	(1,479,192)	466,500		(1,012,692)
Total equity (deficit)	(11,260,550)	(778,517)		(12,039,067)
Total liabilities and stockholders’ equity (deficit)	$37,406,614	$(1,522,965)		$35,883,649

TRACK GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2023

	Historical (a)	Pro forma Adjustments for disposition	Notes	Unaudited Pro forma Combined
Revenue:
Monitoring and other related services	$33,503,687	$(6,292,871)	(e)	$27,210,816
Product sales and other	972,178	2,346,569	(e)	3,318,747
Total revenue	34,475,865	(3,946,302)		30,529,563

Cost of revenue:
Monitoring, products and other related services	15,915,300	(1,508,295)	(e)	14,407,005
Depreciation and amortization	3,263,490	-		3,263,490
Total cost of revenue	19,178,790	(1,508,295)		17,670,495

Gross profit	15,297,075	(2,438,007)		12,859,068

Operating expense:
General & administrative	10,275,695	(1,927,668)	(e)	8,348,027
Selling & marketing	2,842,661	-		2,842,661
Research & development	2,735,060	-		2,735,060
Depreciation & amortization	987,472	(11,212)	(e)	976,260
Total operating expense	16,840,888	(1,938,880)		14,902,008

Operating income (loss)	(1,543,813)	(499,127)		(2,042,940)

Other income (expense):
Interest income	272,775	(234,271)	(e)	38,504
Interest expense	(1,960,488)	85,128	(e)	(1,875,360)
Currency exchange rate gain (loss)	467,868	(340,181)	(e)	127,687
Loss on sale of subsidiary	-	(1,245,017)	(f)	(1,245,017)
Total other income (expense)	(1,219,845)	(1,734,341)		(2,954,186)
Net income (loss) before income taxes	(2,763,658)	(2,233,468)		(4,997,126)
Income tax expense (benefit)	627,850	(526,569)	(e)	101,281
Net income (loss) attributable to common stockholders	(3,391,508)	(1,706,899)		(5,098,407)
Foreign currency translation adjustments	(206,220)	-		(206,220)
Comprehensive income (loss)	$(3,597,728)	$(1,706,899)		$(5,304,627)
Net income (loss) per share – basic:
Net income (loss) per common share	$(0.30)			$(0.43)
Weighted average common shares outstanding	11,863,758			11,863,758
Net income (loss) per share – diluted:
Net income (loss) per common share	$(0.30)			$(0.43)
Weighted average common shares outstanding	11,863,758			11,863,758

TRACK GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

FOR THE NINE MONTHS ENDED JUNE 30, 2024

	Historical (a)	Pro forma Adjustments for disposition	Notes	Unaudited Pro Forma Combined
Revenue:
Monitoring and other related services	$26,497,582	$(4,199,394)	(e)	$22,298,188
Product sales and other	645,640	1,133,981	(e)	1,779,621
Total revenue	27,143,222	(3,065,413)		24,077,809

Cost of revenue:
Monitoring, products and other related services	12,387,179	(1,043,602)	(e)	11,343,577
Depreciation and amortization included in cost of revenue	2,316,100	-		2,316,100
Total cost of revenue	14,703,279	(1,043,602)		13,659,677

Gross profit	12,439,943	(2,021,811)		10,418,132

Operating expense:
General & administrative	9,022,963	(2,346,980)	(e)	6,675,983
Selling & marketing	2,278,861	-		2,278,861
Research & development	2,083,813	-		2,083,813
Depreciation & amortization	711,097	(7,806)	(e)	703,291
Total operating expense	14,096,734	(2,354,786)		11,741,948

Operating income (loss)	(1,656,791)	332,975		(1,323,816)

Other income (expense):
Interest expense, net	(1,306,307)	(44,509)	(e)	(1,350,816)
Currency exchange rate gain (loss)	(160,028)	(11,067)	(e)	(171,095)
Other income (expense), net	(3,443)	-		(3,443)
Total other income (expense)	(1,469,778)	(55,576)		(1,525,354)
Income (loss) before income tax	(3,126,569)	277,399		(2,849,170)
Income tax expense (benefit)	(353,876)	374,219	(e)	20,343
Net income (loss) attributable to common shareholders	(2,772,693)	(96,820)		(2,869,513)
Foreign currency translation adjustments	1,645	-		1,645
Comprehensive income (loss)	$(2,771,048)	$(96,820)		$(2,867,868)

Net income (loss) per share – basic:
Net income (loss) per common share	$(0.23)			$(0.24)
Weighted average common shares outstanding	11,863,758			11,863,758

Net income (loss) per share – diluted:
Net income (loss) per common share	$(0.23)			$(0.24)
Weighted average common shares outstanding	11,863,758			11,863,758

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to present events that are (i) directly attributable to the Track Group Chile Transaction of assets, and (ii) are factually supportable.

NOTE 2. Pro Forma Adjustments

(a)	Reflects the Company’s historical US GAAP consolidated financial statements, as reported, before pro forma adjustments related to the Track Group Chile Transaction.

(b)	Reflects the cash proceeds from the Track Group Chile Transaction.

(c)	Represents the assets and liabilities identified and assigned to Track Group Chile.

(d)

Reflects the effect on accumulated deficit related to the estimated loss attributable to the Track Group Chile Transaction as if the Track Group Chile Transaction had occurred on June 30, 2024. The actual amount of the loss on sale will be based on the balances as of the closing date of the Track Group Chile Transaction and may differ materially from the pro forma loss on sale amount presented herein.

(e)	Reflects the elimination of Monitoring and other related services revenue and reflects the increase in Product sales and other revenue from the contractual sales by Track Group, Inc. to ISA. Also reflects the elimination of cost of revenue and expenses from the Track Group Chile Transaction.

(f)	Reflects the estimated loss on sale of Track Group Chile as if the sale had occurred on October 1, 2022.

Proceeds from sale of Track Group Chile	$1,000,000

Assets associated with Track Group Chile	(2,522,965)
Liabilities associated with Track Group Chile	744,448
Cumulative Translation Adjustment	(466,500)
Loss on sale of subsidiary	$(1,245,017)